Evers &
Hendrickson, LLP
Lawyers and Counselors At Law
------------------------------------


         July 21, 1998
                                                                William D. Evers
                                                              Jay P. Hendrickson
                                                                Paul E. Manasian
                                                         Philip J. Nicholsen, PC

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                                                           Rafael Aguirre-Sacasa
                                                                Kevin F. Barrett
                                                             Kenneth A. Brunetti
                                                               Antoine M. Devine
                                                                 Darcy Pertcheck

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                                                                      Of Counsel
                                                             Frederick K. Koenen

                                                            Phone (415) 352-0693
                                                              Fax (415) 391-4292

Frank Yuan
President
World Wide Magic Net, Inc.
320 S. Garfield Ave., Suite 318
Alhambra, California 91801

         Re:      Legality of Shares
                  ------------------
Dear Mr. Yuan:

     You have asked us as counsel for World Wide Magic Net, Inc., a California corporation (the "Company"), for our opinion regarding the legality of the shares being cleared for registration with the Securities and Exchange Commission pursuant to the filing of a Form SB-2 Registration Statement, under the Securities Act of 1933, dated July 22, 1998. The Registration Statement is on behalf of the Company and covers 2,500,000 shares of the Common Stock of the Company.

     We have been asked to opine as to the legality of the securities being cleared. We have made reasonable inquiry and are of the opinion that the securities being cleared, will, when sold, be legally issued, fully paid and non-assessable.

     We are not opining as to any other statements contained in the Registration Statement, nor as to matters that occur after the date thereof.


                                                 Very truly yours,

                                             EVERS & HENDRICKSON, LLP


                                           By: William D. Evers, Partner


155 Montgomery Street, 12th Floor   San Francisco California 94104  415 391 4291